UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 16, 2015

UDR, Inc.
(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.)	1-10524	54-0857512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On July 16, 2015, Mary Ann King was appointed to the Board of Directors of UDR, Inc. (the “Company”), effective July 16, 2015.  There were no arrangements or understandings between Ms. King and any other persons regarding her appointment to the Board of Directors. Ms. King will serve on the Audit and Risk Management Committee and the Governance Committee of the Board of Directors.

In connection with her appointment, Ms. King will be eligible for compensation under the Company's independent director compensation program. Under the program, each non-executive director (other than the Chairman) receives an annual retainer of $65,000, as well as a grant of $120,000 in value of shares of restricted stock. Each non-employee director has the option to receive all or a portion of their annual retainer in shares of the Company’s common stock. Given the timing of her appointment to the Board of Directors, Ms. King will receive a pro rata portion of the compensation provided for under the independent director compensation program. The Company will enter into an indemnification agreement with Ms. King in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 8, 2006, and is incorporated herein by reference.

Ms. King serves as President of Moran & Company, a real estate brokerage firm. Moran & Company represented the Company in the sale of a property which closed in January 2014. The Company paid Moran & Company a commission of $365,250 in connection with that transaction.

The Company’s press release announcing the appointment of Ms. King is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated July 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

Date: July 20, 2015	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 20, 2015.